                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report October 25, 1996
                        (Date of earliest event reported)

                      COLLABORATIVE CLINICAL RESEARCH, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Ohio                       (000-20699)             34-1685364
-------------------------------   ---------------------    -------------------
(State or other jurisdiction of   (Commission File No.)    (I.R.S. Employer
incorporation)                                             Identification No.)

         20600 Chagrin Boulevard, Cleveland, Ohio                 44122
------------------------------------------------------      ------------------
        (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:           (216) 491-9930
                                                            ------------------




                                Page 1 of 4 Pages

                         Exhibit Index Appears on Page 4

Item 2.   Acquisition or Disposition of Assets
----------------------------------------------

Effective October 25, 1996, Collaborative Clinical Research, Inc. ("Collaborative"), through its wholly-owned subsidiary Collaborative Holdings, Inc. ("CHI"), acquired substantially all of the assets of Walker Clinical Evaluations, a division of Walker Information, Inc. Walker Clinical Evaluations is a provider of contract research services on pharmaceuticals, medical devices, foods and other products which must undergo clinical trials prior to receiving certain regulatory approvals of the Food and Drug Administration and other governmental authorities. The acquisition was accomplished pursuant to an Asset Purchase Agreement dated October 16, 1996, by and between CHI and Walker Information, Inc. A copy of the Asset Purchase Agreement is filed as an Exhibit hereto.

The assets acquired by CHI consist of accounts receivable, tangible personal property, rights under certain real property leases (which were assumed by CHI) and contract rights. CHI also assumed certain liabilities related to employee compensation and liabilities under any assigned contracts. The purchase price for the acquired business will be equal to a multiple of Walker Clinical Evaluation's 1996 calendar year performance, with a minimum price of $2.8 million and a maximum of $4.2 million, subject to adjustment based on the working capital of Walker Clinical Evaluations as of October 25, 1996. An initial payment of $2.8 million was made on October 28, 1996 with final payment, if any, due in 1997. Collaborative will use part of the proceeds from its initial public offering to pay for the purchase price of Walker Clinical Evaluations. CHI also entered into a license agreement with Walker Clinical Evaluations for the use of its database.

There are no material relationships between Walker Clinical Evaluations and Collaborative or any of their affiliates, directors or officers.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
----------------------------------------------------------------------------

(a)  Financial Statements of Business Acquired

         Walker Clinical Evaluations Financial Statements

         Report of Independent Auditors

         Balance Sheets at December 31, 1995 and September 30, 1996

         Statements of Operations and Division Equity for the year ended December 31, 1995 and the nine-month period ended September 30, 1996

         Statements of Cash Flows for the year ended December 31, 1995 and the nine-month period ended September 30, 1996

         Notes to Financial Statements

                                Page 2 of 4 Pages

(b)  Pro Forma Financial Information.

         Collaborative Clinical Research, Inc. and subsidiaries, and Walker Clinical Evaluations Pro Forma Consolidated Financial Statements

         Pro Forma Consolidated Balance Sheet of Collaborative Clinical Research, Inc. and subsidiaries, and Walker Clinical Evaluations at September 30, 1996

         Pro Forma Consolidated Statements of Operations of Collaborative Clinical Research, Inc. and subsidiaries, and Walker Clinical Evaluations for the year ended December 31, 1995 and the nine months ended September 30, 1996

(c)  Exhibits.

The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                               Page 3 of 4 Pages

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      COLLABORATIVE CLINICAL RESEARCH, INC.

                      By:  /s/ Terry C. Black
                           ----------------------------------------------------
                           Terry C. Black
                           Vice President of Finance, Chief Financial
                           Officer, Treasurer, and Assistant Secretary

Date:  November 7, 1996

                                  EXHIBIT INDEX
                                  -------------

         EXHIBIT NO.                        DESCRIPTION                                          PAGE
         -----------                        -----------                                          ----
         2.1               Asset Purchase Agreement, dated October 16, 1996,
                           between Collaborative Holdings, Inc. and Walker
                           Information, Inc.*

         10.1 License Agreement, dated October 16, 1996, between Collaborative Holdings, Inc. and Walker
                           Information, Inc.*

         99.1              Press Release Issued by the Company
                           on October 29, 1996.

* The Registrant agrees by this filing to supplementally furnish a copy of the schedules and exhibits to these Agreements to the Commission upon request.


                                Page 4 of 4 Pages

                              Financial Statements

                           Walker Clinical Evaluations

               Year ended December 31, 1995 and nine months ended
                               September 30, 1996
                       with Report of Independent Auditors

                           Walker Clinical Evaluations

                              Financial Statements

      Year ended December 31, 1995 and nine months ended September 30, 1996




                                    CONTENTS

Report of Independent Auditors........................................1

Audited Financial Statements

Balance Sheets........................................................2
Statements of Operations and Division Equity..........................3
Statements of Cash Flows..............................................4
Notes to Financial Statements.........................................5

                         Report of Independent Auditors


To the Board of Directors and Shareholders
Collaborative Clinical Research, Inc.

We have audited the balance sheets of Walker Clinical Evaluations (a division of Walker Information, Inc.) as of December 31, 1995 and September 30, 1996, and the related statements of operations and division equity, and cash flows for the year ended December 31, 1995 and the nine months ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Walker Clinical Evaluations at December 31, 1995 and September 30, 1996 and the results of its operations and its cash flows for the year ended December 31, 1995 and the nine months ended September 30, 1996 in conformity with generally accepted accounting principles.


                                                              Ernst & Young LLP




Indianapolis, Indiana
October 9, 1996

                           Walker Clinical Evaluations

                                 Balance Sheets

                    December 31, 1995 and September 30, 1996



                                                                      1995          1996
                                                                  --------------------------
ASSETS
Current assets:
   Cash                                                           $     6,400      $   4,800
   Accounts receivable:
     Billed, less allowance of $2,200                                 522,363        342,690
     Unbilled revenues                                                427,255        483,407
   Prepaid expenses                                                    11,340          8,721
                                                                  --------------------------
Total current assets                                                  967,358        839,618

Leasehold improvements and equipment, net                             118,194        156,068
                                                                  --------------------------
Total assets                                                      $ 1,085,552      $ 995,686
                                                                  ==========================



LIABILITIES AND DIVISION EQUITY
Current liabilities:
   Accounts payable                                               $   121,906      $ 142,624
   Deferred revenue                                                   297,467        125,987
   Accrued liabilities                                                 33,171         66,201
                                                                  --------------------------
Total current liabilities                                             452,544        334,812

Division equity                                                       633,008        660,874
                                                                  --------------------------

Total liabilities and division equity                             $ 1,085,552      $ 995,686
                                                                  ==========================



See accompanying notes.

                           Walker Clinical Evaluations

                  Statements of Operations and Division Equity

                        Year Ended December 31, 1995 and
                      Nine Months Ended September 30, 1996


                                                                   1995               1996
                                                               -------------------------------

Revenues                                                       $ 3,468,633         $ 2,376,263
Cost of revenues                                                 2,265,573           1,191,067
                                                               -------------------------------
Gross margin                                                     1,203,060           1,185,196

Selling, general and administrative expenses                     1,235,504             868,789
Depreciation and amortization                                       67,000              30,319
Corporate overhead allocation                                      184,339             122,377
                                                               -------------------------------
                                                                 1,486,843           1,021,485
                                                               -------------------------------


Net income (loss)                                                 (283,783)            163,711
Distributions from (to) Walker Information, Inc.                   358,411            (135,845)
Division equity at the beginning of the period                     558,380             633,008
                                                               -------------------------------

Division equity at the end of the period                       $   633,008         $   660,874
                                                               ===============================



See accompanying notes.

                           Walker Clinical Evaluations

                            Statements of Cash Flows

                        Year Ended December 31, 1995 and
                      Nine Months Ended September 30, 1996



                                                                          1995                1996
                                                                       ------------------------------
OPERATING ACTIVITIES
Net income (loss)                                                      $ (283,783)         $  163,711
Adjustments to reconcile net income (loss) to net cash
  provided (used) by operating activities:
     Depreciation and amortization                                         67,000              30,319
     Loss on disposal of assets                                             2,793              18,540
     Changes in operating assets and liabilities:
       Accounts receivable                                                (39,575)            123,521
       Prepaid expenses                                                    (7,640)              2,619
       Accounts payable                                                   (40,051)             20,718
       Deferred revenue                                                    23,085            (171,480)
       Accrued liabilities                                                (28,355)             33,030
                                                                       ------------------------------
Net cash provided (used) by operating activities                         (306,526)            220,978

INVESTING ACTIVITIES
Purchases of leasehold improvements and equipment                         (71,523)            (86,733)
                                                                       ------------------------------
Net cash used by investing activities                                     (71,523)            (86,733)

FINANCING ACTIVITIES
Distributions from (to) Walker Information, Inc., net                     358,411            (135,845)
                                                                       ------------------------------
Net cash provided (used) by financing activities                          358,411            (135,845)
                                                                       ------------------------------

Net decrease in cash                                                      (19,638)             (1,600)
Cash at beginning of period                                                26,038               6,400
                                                                       ------------------------------
Cash at end of period                                                  $    6,400          $    4,800
                                                                       ==============================


See accompanying notes.

                           Walker Clinical Evaluations

                          Notes to Financial Statements

                    December 31, 1995 and September 30, 1996


1. SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Walker Clinical Evaluations (the "Company") is a division of Walker Information, Inc. ("Walker"). The Company is in the business of managing and conducting Phase III and IV clinical trials for pharmaceutical companies. The Company recruits and enrolls patients in accordance with test protocols provided by the study sponsors, administers the pharmaceuticals under controlled conditions, and monitors and compiles test results regarding the safety and efficacy of the tested pharmaceuticals. The results are used by the study sponsors in the drug approval process. The Company operates two ambulatory research centers, one in Indianapolis, Indiana and one in Louisville, Kentucky. The Company's customers are primarily pharmaceutical and consumer products companies located in the United States.

USE OF ESTIMATES

Preparation of the financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenues are recognized at the time services are performed on a cost-to-cost percentage-of-completion basis. Anticipated losses are recognized currently. Invoices to customers are generated in accordance with the terms of the applicable contract, which are not directly related to the performance of services. Revenues which have been earned but not yet billed to customers (unbilled revenues) are classified as a current asset. Billings to customers in excess of revenue earned (deferred revenue) are classified as a current liability. The Company grants short-term credit to customers and performs periodic credit evaluations of its customers' financial condition. The Company does not generally require collateral. Credit losses relating to customers have been consistent with management's expectations.

For 1995 and the nine months ended September 30, 1996, two customers constituted 23% and 35% of revenues, respectively. Accounts receivable from these customers were approximately $11,500 and $91,600 at December 31, 1995 and September 30, 1996, respectively. As of September 30, 1996, accounts receivable from one customer was $149,000.

                           Walker Clinical Evaluations

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CORPORATE OVERHEAD ALLOCATION

Walker provides various administrative services to the Company including legal, accounting, human resources, advertising and executive management services. Expenses related to these services are allocated to the Company, first on the basis of direct usage when identifiable, with the remainder allocated on the basis of the Company's revenue in relation to Walker's combined revenue. In the opinion of management, this method of allocation is reasonable.

CASH

The Company maintains an imprest cash account used primarily for sundry study supplies. Cash generated from, or used in, operations is continuously distributed to or from Walker.

LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Leasehold improvements and equipment are carried at cost. Depreciation is computed using the straight-line method. Depreciable lives are generally as follows:

         Leasehold improvements                                 5 years
         Computer equipment                                3 to 5 years
         Furniture, fixtures and equipment                 3 to 5 years

INCOME TAX STATUS

As a division of Walker, the Company has no direct responsibility for federal or state income taxes. The shareholders of Walker have elected under Subchapter S of the Internal Revenue Code to include Walker's income in their own income for income tax purposes. Accordingly, Walker is not subject to federal and state income taxes and no allocation of income taxes has been made to the Company.

INTERIM FINANCIAL DATA

The results for the nine months ended September 30, 1996 may not be indicative of operating results for the full year.

                           Walker Clinical Evaluations

2. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Leasehold improvements and equipment consist of the following at December 31, 1995 and September 30, 1996:


                                                                          1995                  1996
                                                                       --------------------------------

       Leasehold improvements                                          $  55,870              $  74,382
       Computer equipment                                                 75,780                 49,416
       Furniture, fixtures and equipment                                 259,001                234,805
                                                                       --------------------------------
                                                                         390,651                358,603
       Less accumulated depreciation and amortization                    272,457                202,535
                                                                       --------------------------------
                                                                       $ 118,194              $ 156,068
                                                                       ================================


3. OPERATING LEASE COMMITMENTS

Walker has two noncancelable operating leases for clinical research facilities expiring on October 31, 2000 and May 31, 2003. One lease includes a provision for contingent rentals (based on excess operating costs) beginning in May 1997. A third lease expired in 1996 and was replaced with one of the aforementioned leases.

Total rent expense was $212,061 and $157,267 for 1995 and the nine months ended September 30, 1996, respectively.

Future minimum rental commitments for these operating leases are as follows:

     Year ending December 31:
     ------------------------
              1996                            $     140,923
              1997                                  146,537
              1998                                  148,494
              1999                                  151,120
              2000                                  137,726
              Thereafter                            165,097
                                              -----------------
                                              $     889,897
                                              =================

                           Walker Clinical Evaluations

4. EMPLOYEE BENEFIT PLANS

Walker has a defined contribution plan which includes a cash or deferral (Section 401(k)) arrangement. The plan covers those employees, including employees of the Company, who meet certain eligibility requirements and elect to be participants in the plan. Employee contributions are limited to the lesser of 15% of annual compensation or the annual limitation established by government regulations. The plan allows Walker to match a percentage of employee contributions. The matching percentage is determined annually by Walker's management. Walker's matching contributions attributable to employees of the Company were approximately $7,200 and $7,100 for 1995 and the nine months ended September 30, 1996, respectively.

A Voluntary Employees Beneficiary Association Trust (VEBA) provides health benefits to its members, including employees of the Company. Employees must meet certain eligibility requirements to be considered a member of the VEBA. The net charge to operations for the VEBA attributable to employees of the Company was approximately $28,900 and $25,200 for 1995 and the nine months ended September 30, 1996, respectively.

5. CONTINGENCIES

A test subject that participated in a 1995 clinical trial has threatened litigation against Walker due to alleged negative side effects from participation in the trial. In management's opinion, any loss experienced by Walker would be covered by general liability insurance coverage, therefore, no provision for loss has been made in the accompanying financial statements. Management is not able to predict the outcome of this situation at this time, however, it is not expected to have a material impact on the financial position of the Company.

An individual has alleged that her working conditions at the Company created significant health-related problems. No claim against the Company has been asserted and management believes that any claim arising from this situation is without basis. Management is not able to predict the outcome of this situation at this time, however, it is not expected to have a material impact on the financial position of the Company.

6. PLANNED TRANSACTIONS

Walker has signed a non-binding letter of intent documenting an initial agreement to sell substantially all of the assets of the Company to an unrelated third party pursuant to an asset purchase agreement. The purchase price will be determined based on a multiple of 1996 pretax net income. Management anticipates the execution of the asset purchase agreement and closure of the transaction in October 1996.

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



        The following unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1996 and Consolidated Statements of Operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996, are based on the historical financial statements of the Company. The Pro Forma Consolidated Balance Sheet is adjusted to give effect to the acquisition of Walker Clinical Evaluations as if such acquisition had occurred on September 30, 1996. The Pro Forma Consolidated Statements of Operations are adjusted to give effect to the acquisitions completed subsequent to December 31, 1995, and the sale by the Company in June and July of 1996 of 3,400,000 Common Shares and the application of the net proceeds therefrom as if these events had occurred as of January 1, 1995. The Pro Forma Consolidated Statements of Operations combine the historical operations of the Company with the historical operations of the acquired companies prior to the dates the Company made such acquisitions, using the purchase method of accounting. The pro forma operating results are not necessarily indicative of the operating results that would have been achieved had the acquisitions actually occurred at January 1, 1995. These Pro Forma Consolidated Financial Statements are based on the assumptions set forth in the notes to such statements.

     COLLABORATIVE CLINICAL RESEARCH, INC. AND WALKER CLINICAL EVALUATIONS

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

                                  Historical     Walker
                                     CCR        Clinical     Pro Forma                 Pro Forma
                                   and Subs.   Evaluations  Adjustments Eliminations  As Adjusted
                                   ---------   -----------  ----------- ------------  -----------
                                                              (Note A)     (Note B)
Assets
Current Assets:
   Cash and cash equivalents       $  6,561      $     5     ($3,000)     $     -      $  3,566
    Short-term investments           32,991                                              32,991
   Accounts receivable, net           6,234          826                                  7,060
   Prepaid Expenses                     483            9                                    492
                                   --------      -------     -------      -------      --------
Total current assets                 46,269          840      (3,000)                    44,109

Property and equipment, net           1,390          156                                  1,546
Goodwill and other assets, net        5,901                    3,000         (661)        8,240
                                   --------      -------     -------      -------      --------
Total assets                       $ 53,560      $   996     $   -        $  (661)     $ 53,895
                                   ========      =======     =======      =======      ========
Current Liabilities:
   Trade accounts payable          $  2,775      $   143     $   -        $     -      $  2,918
   Accrued expenses and other         1,054           66                                  1,120
   Deferred revenue                     938          126                                  1,064
                                   --------      -------     -------      -------      --------
Total current liabilities             4,767          335                                  5,102

Shareholder's equity:
   Common shares, without
      par value per share            49,351                                              49,351
   Retained earnings (deficit)         (558)         661                     (661)         (558)
                                   --------      -------     -------      -------      --------
Total shareholder's equity           48,793          661                     (661)       48,793

Total liabilities and              --------      -------     -------      -------      --------
   shareholder's equity            $ 53,560      $   996     $     -      ($  661)     $ 53,895
                                   ========      =======     =======      =======      ========




      See accompanying Notes to Pro Forma Consolidated Financial Statements

     COLLABORATIVE CLINICAL RESEARCH, INC. AND WALKER CLINICAL EVALUATIONS

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                         YEAR ENDED DECEMBER 31, 1995

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  Historical
                                   ---------------------------------------------
                                   Collaborative      GFI           Walker
                                     Clinical    Pharmaceutical     Clinical      Pro Forma    Pro Forma
                                     Research      Services (C)   Evaluations(C) Adjustments  As Adjusted
                                     --------      ------------   -------------- -----------  -----------
Revenue                              $ 10,453        $ 5,986         $ 3,469                   $ 19,908
Direct costs                            8,491          3,796           2,266                     14,553
                                     --------        -------         -------      -------      --------
Gross profit                            1,962          2,190           1,203            0         5,355
   Selling, general and
      administrative expenses           2,770          1,742           1,420                      5,932
   Depreciation and Amortization           62            148              67          403 (D)       680
                                     --------        -------         -------      -------      --------
Operating income (loss)                  (870)           300            (284)        (403)       (1,257)

Interest income                           222                                        (222)(E)         0
Interest Expense                                         (52)                          52 (E)         0
Equity loss in HRI                       (105)                                                     (105)
                                     ========        =======         =======      =======      ========
Net income (loss)                    ($   753)       $   248         ($  284)     ($  573)     ($ 1,362)
                                     ========        =======         =======      =======      ========
Net income (loss) per share           ($ 0.24)                                                 ($  0.37)
                                     ========                                                  ========
Shares used in computation              3,102                                                     3,686
                                     ========                                                  ========


                     NINE MONTHS ENDED SEPTEMBER 30, 1996

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         Historical
                                       ------------------------------------------------
                                       Collaborative        GFI              Walker
                                         Clinical      Pharmaceutical       Clinical      Pro Forma         Pro Forma
                                         Research       Services (C)      Evaluations(C) Adjustments      As Adjusted
                                       -------------   --------------     -------------- ------------     -----------
Revenue                                  $ 19,321         $   516            $2,376                       $ 22,213
Direct costs                               13,725             369             1,191                         15,285
                                         --------         -------            ------        --------         ------
Gross profit                                5,596             147             1,185               0          6,928
   Selling, general and
      administrative expenses               4,335             187               991                          5,513
   Depreciation and Amortization              405              15                30             111 (D)        561
                                         --------         -------            ------        --------         ------
Operating income (loss)                       856             (55)              164            (111)           854

Interest income                               643                                              (176)(E)        467
Interest Expense                              (93)             (8)                              101 (E)          0
Equity loss in HRI                             (2)                                                              (2)
                                         --------         -------            ------        --------         ------
Income (loss) before income taxes           1,404             (63)              164            (186)         1,319

Income tax expense (benefit)                  351                                               (21)           330
                                         --------         -------            ------        --------         ------
Net income (loss)                        $  1,053         ($   63)           $  164        ($   165)        $  989
                                         ========         =======            ======        ========         ======

Net income (loss) per share              $   0.23                                                           $ 0.15
                                         ========                                                           ======

Shares used in computation                  4,519                                                            6,669
                                         ========                                                           ======


     See accompanying Notes to Pro Forma consolidated Financial Statements.

     COLLABORATIVE CLINICAL RESEARCH, INC. AND WALKER CLINICAL EVALUATIONS

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(A) Reflects the payment of $3,000,000 (the estimated purchase price as of October 25,1996) for the acquisition of Walker Clinical Evaluations ("WCE"), accounted for under the purchase method of accounting resulting in an excess purchase price over fair value of $2,339,126 all of which was allocated to goodwill.

(B)  Adjustments to consolidate WCE with Collaborative.

(C) The historical statement of operations data for GFI Pharmaceutical Services Inc. ("GFI") and WCE for the year ended December 31, 1995 represent the results of operations of such companies from January 1, 1995 to the earlier of their respective dates of acquisition or December 31, 1995. The historical statement of operations data for GFI and WCE for the nine months ended September 30, 1996 represent the results of operations for such companies from January 1, 1996 to their respective dates of acquisition. Each of the acquisitions has been accounted for as a purchase. Accordingly, the the results of the operations of each acquired company are included in the Company's results of operations from the date of acquisition.

(D) The adjustment to depreciation and amortization expense reflects the amortization of goodwill over a 20-year period arising from the excess cost over fair market value of the net assets of the acquired companies, as if they were acquired as of January 1, 1995.

(E) The adjustments reflect the reduction in interest expense and the reduction of interest income, had the entire net proceeds of approximately $42.7 million from the Company's initial public offering in June 1996 been used to reduce certain outstanding indebtedness and to fund the acquisitions, as if such offering had occurred on January 1, 1995.